EXHIBIT 10.17

FIRST LOAN MODIFICATION AGREEMENT

This First Loan Modification Agreement (“First Modification”) modifies the Credit Agreement dated February 11, 2013 (“Agreement”), regarding a revolving line of credit in the maximum principal amount of $35,000,000 (the “Loan”), executed by Blue Nile, Inc. ("Borrower") and U.S. Bank National Association ("Lender"). Terms used in this First Modification and defined in the Agreement shall have the meaning given to such terms in the Agreement. For mutual consideration, Borrower and Lender agree to amend the Agreement as follows:
1.Credit Limit. Section 1.5 of the Agreement is modified to increase the Credit Limit to $40,000,000.

2.Accordion Provision. Borrower may with written notice to Lender in the form of Exhibit A attached request Lender to increase the Credit Limit to up to $50,000,000. The increase shall be made in Lender’s sole discretion, subject to Lender’s credit review process. If the increase is agreed to by Lender, and so long as no Default has occurred and is then continuing, the Credit Limit shall automatically be deemed increased to the amount requested, by written notice to Borrower from Lender in the form of Exhibit B attached. Borrower shall be deemed, as of the date of such increase, to have repeated all representations and warranties set forth in Article 4 of the Agreement. All other terms and conditions of the Agreement and the Revolving Note shall apply to the increased amount, and Borrower’s maximum liability under the Revolving Note shall be increased automatically to such increased amount.

3.Line Termination Date. Section 1.10 of the Agreement is modified to extend the Line Termination Date to February 28, 2015.

4.Minimum Advance Amounts. A new sentence is added to the end of Section 2.1 of the Agreement, to read as follows: An Advance to be used to repurchase stock of Borrower must be in a minimum principal amount of $5,000,000.

5.Out of Debt Period. Termed-Out Advances, as defined in the Revolving Note, shall not be counted for determining compliance with Section 2.4 of the Agreement.

6.Facility Fees. Section 2.5(b) of the Agreement is deleted.

7.Covenants. The following covenants of the Agreement are modified as follows:

(a)Section 1.8 of the Agreement is amended to read as follows:

1.8    Fixed Charge Coverage Ratio means:
(a)    EBITDAR minus cash taxes, cash dividends, and Maintenance Capital Expenditures divided by
(b)    the sum of interest and rental or lease expense, plus the greater of (i) the sum of all required principal payments (on short and long term debt and capital leases), or (ii) the Synthetic Debt Service Component.
(i)    “EBITDAR” means net income, plus interest expense, plus income tax expense, plus depreciation expense, plus amortization expense, plus rent or lease expense, plus non-cash stock based compensation, plus extraordinary or material non-recurring expenses acceptable to Lender, minus extraordinary or material non-recurring gains identified by Lender in good faith.
(ii)    “Maintenance Capital Expenditures” means 50% of depreciation expense for the period specified.
(iii)    "Synthetic Debt Service Component" means the Credit Limit divided by 5 years.
(b)Section 5.3 of the Agreement is amended to read as follows:
5.3    IBD/EBITDA Ratio. Maintain in a ratio of no more than 2.50 to 1, measured as of each fiscal quarter end on a rolling four-quarter basis, (i) total interest-bearing indebtedness of Borrower, divided by

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(ii) Borrower’s net income, plus interest expense, plus income tax expense, plus depreciation expense, plus amortization expense, plus non-cash stock-based compensation, plus extraordinary or material non-recurring expenses acceptable to Lender, minus extraordinary or material non-recurring gains identified by Lender in good faith.
8.Compliance Certificate. Subsection 5.4(e) of the Agreement as amended to provide that the compliance certificate to be provided under that subsection shall be in the form of Exhibit C to this First Modification.

9.Modification Fee. Borrower shall pay to Lender a modification fee of $60,000 upon execution of this First Modification.

10.Representations and Warranties. When Borrower signs this First Modification, Borrower represents and warrants to Lender that: (a) there is no event that is, or with notice or lapse of time or both would be, a Default under the Agreement except those events, if any, that have been disclosed in writing to Lender or waived in writing by Lender, (b) the representations and warranties in the Agreement are true as of the date of this First Modification as if made on the date of this First Modification, (c) this First Modification does not conflict with any law, agreement, or obligation by which Borrower is bound, and (d) this First Modification is within Borrower's powers, has been duly authorized, and does not conflict with any of Borrower's governing documents.

11.Conditions. This First Modification will be effective upon satisfaction of the following conditions:

(a)Borrower shall have executed and delivered to Lender a restated revolving note in form satisfactory to Lender. All references in this First Modification and in the Agreement to “Revolving Note” shall be deemed a reference to this restated revolving note.

(b)If required by Lender, Borrower shall have delivered to Lender such resolution and/or certificate of incumbency as may be deemed necessary to evidence that the execution, delivery, and performance by Borrower of this First Modification and any instrument or agreement required under this First Modification have been duly authorized.

(c)Payment by Borrower of the modification fee referenced in Section 9 above.

(d)Payment by Borrower of costs, expenses, and attorneys' fees incurred by Lender in connection with this First Modification, up to a maximum of $2,000.

12.Other Terms. Except as specifically amended by this First Modification or any prior amendment, all other terms, conditions, and definitions of the Agreement, and all other documents, instruments, or agreements entered into with regard to the Loan, shall remain in full force and effect.

DATED as of February 21, 2014.

Borrower:		Lender:
BLUE NILE, INC.		U.S. BANK NATIONAL ASSOCIATION

By	/s/ David Binder	By	/s/ Anna Burnatowski
	David Binder, CFO		Anna Burnatowski, Vice President

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EXHIBIT A
Form of Notice for to Lender for Accordion Increase

Date:    ____________________________

TO:    U.S. Bank National Association (“Lender”)
Washington Commercial Banking
PD-WA-T11S
1420 Fifth Ave, 11th Floor
Seattle, WA 98101
Attention: Anna Burnatowski

Re:	Credit Agreement between Lender and Blue Nile, Inc. (“Borrower”) dated February 11, 2013, and all amendments thereto (“Credit Agreement”)

Borrower hereby requests, pursuant to the First Loan Modification Agreement dated February 21, 2014, to the Credit Agreement (“First Modification”), to increase the Credit Limit to $_______________ ($50,000,000 maximum).
Borrower acknowledges that granting the requested increase is in the sole discretion of Lender, and that Lender must use its credit approval process before this request can be granted or denied.
Borrower represents that as of the date of this notice no Default under the Credit Agreement has occurred and is continuing, and Borrower acknowledges that if Lender grants this request, Borrower shall be deemed, as of the date of the increase, to have repeated all representations and warranties set forth in Article 4 of the Agreement.
If Lender grants the request Borrower is making in this notice, the Credit Limit shall automatically be deemed increased to the amount requested, as of the date of a written notice to Borrower from Lender in the form of Exhibit B to the First Modification. Upon such increase, all other terms and conditions of the Credit Agreement and the Revolving Note (as such term is defined in the Credit Agreement) shall apply to the increased amount, and Borrower’s maximum liability under the Revolving Note shall be immediately and automatically increased to the new amount of the Credit Limit.

BLUE NILE, INC.

By:
Authorized Signer

FIRST MODIFICATION-Exhibit A                                 aws/03-0037/bluenile

EXHIBIT B
Form of Notice from Lender Granting or Denying Accordion Increase

Date:    ____________________________

TO:    Blue Nile, Inc. (“Borrower”)
411 First Ave South, Suite 700
Seattle, WA 98104
Attention: Chief Financial Officer

Re:	Credit Agreement between Borrower and U.S. Bank National Association (“Lender”) dated February 11, 2013, and all amendments thereto (“Credit Agreement”)

By notice dated ______________________, Borrower requested that the Credit Limit (as defined in the Credit Agreement) be increased to $_______________. Lender hereby ☐ grants/ ☐ denies this request.
If the request has been granted, the increased Credit Limit is effective on the date of this notice set forth above (“Increase Date”).
Borrower is deemed to represent as of the Increase Date all representations and warranties set forth in Article 4 of the Agreement.

U.S. BANK NATIONAL ASSOCIATION

By:
Authorized Signer

FIRST MODIFICATION-Exhibit B                              aws/03-0037/bluenile

EXHIBIT C
FORM OF COMPLIANCE CERTIFICATE
To:    U.S. Bank National Association
This Compliance Certificate (the "Certificate") is delivered pursuant to the Credit Agreement dated as of February 11, 2013 (together with all amendments and modifications, if any, from time to time made thereto, the "Credit Agreement"), between Blue Nile, Inc. (the "Borrower") and U.S. Bank National Association ("Lender"). Unless otherwise defined, terms used herein (including the exhibits hereto) have the meanings provided in the Credit Agreement.
The undersigned, being the duly elected, qualified and acting _____________________ of Borrower, on behalf of Borrower and solely in the capacity of the undersigned as an officer of Borrower, hereby certifies and warrants that:
The undersigned is the _____________________ of Borrower and, as such, is authorized to execute this Certificate on behalf of Borrower.
As of ________________, _________:

•
Borrower was not in default of any of the provisions of the Credit Agreement during the period to which this Certificate relates (or if a Default has occurred, provide details of such Default: _________________________________________);

•	Borrower’s Fixed Charge Coverage Ratio was ________ to 1 [Minimum of 1.25 to 1 required].

•	Borrower’s IBD/EBITDA Ratio, as more fully described in Section 5.3 of the Credit Agreement, was ________ to 1 [Maximum of 2.50 to 1 permitted].

IN WITNESS WHEREOF, the undersigned has executed and delivered this certificate, this ______ day of ______________, 20____.

BLUE NILE, INC.

By

Title

FIRST MODIFICATION-Exhibit C                              aws/03-0037/bluenile

REVOLVING NOTE
BLUE NILE, INC.

$40,000,000.00	Dated: February 21, 2014
Seattle, Washington

Blue Nile, Inc., a Delaware corporation ("Borrower") unconditionally promises to pay to the order of U.S. Bank National Association ("Lender"), at its Washington Commercial Banking office or as otherwise designated by Lender, on or before the Line Termination Date, or as provided below as to “Termed-Out Advances,” in immediately available funds, the principal sum of Forty Million No/100 Dollars ($40,000,000.00), or such lesser sum as may be advanced hereunder.
This Note is governed by and shall be construed in accordance with the laws of the State of Washington. This Note is also governed by the Credit Agreement dated February 11, 2013, between Lender and Borrower, as amended (the “Agreement”). All terms, conditions, and definitions of the Agreement are incorporated into this Note. This is the “Revolving Note” referred to in the Agreement.
1.Definitions. The following capitalized terms shall have the meanings indicated:

(a)“Cost of Funds” means the rate at which Lender would be able to borrow funds of comparable amounts in the Money Markets for a period equal to the term of the Termed-Out Advance to which a Fixed Rate is to apply, adjusted for any reserve requirement and any subsequent costs arising from a change in government regulation; such rate rounded up to the nearest one-eighth percent.

(b)“Daily Reset LIBOR Rate” means the one-month LIBOR rate quoted by Lender from Reuters Screen LIBOR01 Page or any successor thereto, which shall be that one-month LIBOR rate in effect and reset each New York Banking Day, adjusted for any reserve requirement and any subsequent costs arising from a change in government regulation, such rate rounded up to the nearest one-sixteenth percent.

(c)“Fixed Rate” means:

(i)for Termed-Out Advances with a term of up to 3 years, a fixed rate per annum equal to up to (but not to exceed) 2.00% plus Lender’s Cost of Funds as of the date the Termed-Out Advance to which it is to apply is initiated, or such other fixed interest rate to which Borrower and Lender shall agree; or

(ii)for Termed-Out Advances with a term of more than 3 years, a fixed rate per annum equal to up to (but not to exceed) 2.25% plus Lender’s Cost of Funds as of the date the Termed-Out Advance to which it is to apply is initiated, or such other fixed interest rate to which Borrower and Lender shall agree;

in each case, provided that if Borrower indicates in its notice of a Termed-Out Advance that it wishes to have a prepayment premium waiver apply to the Termed-Out Advance, then the Fixed Rate shall be increased by the amount of basis points quoted by Lender in its sole discretion to Borrower for the prepayment premium waiver (which amount of basis points will not fluctuate for the life of the Fixed Rate).
(d)“Money Markets” refers to one or more wholesale funding markets available to and selected by Lender, including negotiable certificates of deposit, commercial paper, Eurodollar deposits, bank notes, federal funds, interest rate swaps or others.

(e)“New York Banking Day” means any date (other than a Saturday or Sunday) on which commercial banks are open for business in New York, New York. Lender’s internal records of applicable interest rates shall be determinative in the absence of manifest error.

(f)“Termed-Out Advances” shall have the meaning given in Section 2 below.

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2.    Repayment of Principal. All Advances other than Termed-Out Advances shall be repaid in full on or before the Line Termination Date, or earlier pursuant to the terms of the Agreement. Each Advance that is used to repurchase stock of Borrower must be either repaid or termed out within 90 days of the date of Advance. Each such Termed-Out Advance must be in a minimum principal amount of $5,000,000. Borrower shall have the option to term out other outstanding Advances up to and including the Line Termination Date. The following provisions shall apply to all Advances termed out under this Section 2 of the Note, referred to in this Note as “Termed-Out Advances.”

(a)The initiation of a Termed-Out Advance shall be requested in writing, in the form of Exhibit A attached to this Note, designating the principal amount of the Termed-Out Advance, the date such Termed-Out Advance is to begin, and whether the Termed-Out Advance shall accrue interest at a Fixed Rate. Such written notice may be delivered by courier, telefacsimile, or email, to be delivered as follows:

By Telefacsimile:
(206) 344-4717
By Email:
anna.burnatowski@usbank.com
By Delivery:
U.S. Bank National Association
Washington Commercial Banking
PD-WA-T11S
1420 Fifth Ave, 11th Floor
Seattle, WA 98101
Attention: Anna Burnatowski
(b)Borrower shall specify for each Termed-Out Advance the number of months, up to but not exceeding 60, over which the Termed-Out Advance shall be repaid. Each principal payment for a Termed-Out Advance shall equal the initial amount of the Termed-Out Advance, divided by the number of months selected. Such principal payments shall be made on the first Business Day of each month, beginning on the first day of the month following the month in which the Termed-Out Advance is initiated.

(c)Borrower may prepay all or any portion of a Termed-Out Advance on any Business Day, subject to Section 5 below. Any prepayments of a Termed-Out Advance shall be accompanied by all accrued interest on such prepaid principal, and shall be applied to installments of principal coming due on such Termed-Out Advance in the inverse order of their maturities.

3.     Interest Accrual and Payments. Interest on all Advances (not including Termed-Out Advances) shall accrue at a floating rate per annum equal to the Daily Reset LIBOR Rate plus 1.65%. Termed-Out Advances may accrue interest at the Fixed Rate that is elected in accordance with Subsection 3(a) below or at the Daily Reset LIBOR Rate plus a spread of up to (but not to exceed) 2.00% (or such other spread over the Daily Reset LIBOR Rate to which Borrower and Lender shall agree) for Termed-Out Advances with a term of up to 3 years, and the Daily Reset LIBOR Rate plus a spread of up to (but not to exceed) 2.25% (or such other spread over the Daily Reset LIBOR Rate to which Borrower and Lender shall agree) for Termed-Out Advances with a term of more than 3 years.

(a)    Borrower may request, in the same notice that it requests the initiation of a Termed-Out Advance, that the Termed-Out Advance accrue interest at a Fixed Rate. The Fixed Rate shall be as determined on the date of commencement of the Termed-Out Advance.

(b)    Borrower shall pay interest on the daily unpaid principal balance of all Advances, including Termed-Out Advances, in arrears on the first Business Day of each month, beginning on the first day of the month following the month in which the first Advance occurs, continuing on the first Business Day of each month thereafter until all principal of this Note has been repaid in full.

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(c)    All interest accruing under this Note shall be calculated on the basis of actual number of days elapsed over a year of 360 days.

4.     Maturity. All principal and accrued interest of Advances shall be repaid in full on or before the Line Termination Date. All principal and accrued interest of each Termed-Out Advance shall be repaid on the last day of the amortization period selected for such Termed-Out Advance, but no later than 60 months after the date of initiation of the Termed-Out Advance.

5.    Prepayments. Principal of this Note, other than principal accruing interest at a Fixed Rate, may be made on any Business Day without premium or penalty. Unless Borrower has requested at the time a Termed-Out Advance is initiated that a prepayment premium waiver shall apply to such Termed-Out Advance, Borrower shall be required to pay Lender, upon prepayment of all or part of any Termed-Out Advance accruing interest at a Fixed Rate before final maturity, a prepayment indemnity (“Prepayment Fee”) equal to the greater of zero, or that amount, calculated on any date of prepayment (“Prepayment Date”), which is derived by subtracting: (i) the principal amount of the Termed-Out Advance or portion of the Termed-Out Advance to be prepaid from (ii) the Net Present Value of the Termed-Out Advance or portion of the Termed-Out Advance to be prepaid on such Prepayment Date; provided, however, that the Prepayment Fee shall not in any event exceed the maximum prepayment fee, if any, permitted by applicable law.

(a)“Net Present Value” shall mean the amount that is derived by summing the present values of each prospective payment of principal and interest that, without such full or partial prepayment, could otherwise have been received by Lender over the remaining contractual life of the Termed-Out Advance if Lender had instead initially invested the Termed-Out Advance proceeds at the Initial Money Market Rate. The individual discount rate used to present value each prospective payment of interest and/or principal shall be the Money Market Rate At Prepayment for the maturity matching that of each specific payment of principal and/or interest.

(b)“Initial Money Market Rate” shall mean the rate per annum, determined solely by Lender, on the first day of the term of the Termed-Out Advance as the rate at which Lender would be able to borrow funds in Money Markets for the amount of the Termed-Out Advance and with an interest payment frequency and principal repayment schedule equal to the Termed-Out Advance and for a term as may be arranged and agreed upon by Borrower and Lender, adjusted for any reserve requirement and any subsequent costs arising from a change in government regulation. Borrower acknowledges that Lender is under no obligation to actually purchase and/or match funds for the Initial Money Market Rate of the Termed-Out Advance.

(c)“Money Market Rate At Prepayment” shall mean that zero-coupon rate, calculated on the Prepayment Date, and determined solely by Lender, as the rate at which Lender would be able to borrow funds in Money Markets for the prepayment amount matching the maturity of a specific prospective Termed-Out Advance payment, adjusted for any reserve requirement and any subsequent costs arising from a change in government regulation. A separate Money Market Rate At Prepayment will be calculated for each prospective interest and/or principal payment date.

(d)“Money Markets” shall mean one or more wholesale funding markets available to and selected by Lender, including negotiable certificates of deposit, commercial paper, Eurodollar deposits, bank notes, federal funds, interest rate swaps or others.

In calculating the amount of such Prepayment Fee, Lender is hereby authorized by Borrower to make such assumptions regarding the source of funding, redeployment of funds and other related matters, as Lender may deem appropriate. If Borrower fails to pay any Prepayment Fee when due, the amount of such Prepayment Fee shall thereafter bear interest until paid at the “Default Rate” specified in this Note (computed on the basis of a 360-day year, actual days elapsed).
6.    Lender Records. All Advances, all Termed-Out Advances, all interest rate changes, and all payments of principal and interest under this Note may be reflected on a schedule or a computer-generated statement that shall become a part hereof.

7.    Automatic Debit. Lender is authorized to automatically debit each required installment of interest, and each required installment of principal of Termed-Out Advances, from Borrower’s checking account at Lender ending in numbers 3885, or such other deposit account at Lender as Borrower may authorize in the future.

8.    Default. If an “Event of Default” shall occur as such term is defined in the Agreement, interest shall accrue, at the option of the holder of this Note, from the date of Default, at the Default Rate, and the entire unpaid principal amount of this Note, together with all accrued interest, shall become immediately due and payable at the option of the holder hereof. “Default Rate” means 3.0% in excess of the interest rate otherwise applicable.

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9.    Requesting Advances and Term-Outs. Advances, Termed-Out Advances, and Fixed Rates for Termed-Out Advances may be made by Lender at the request of any person purporting to act on behalf of Borrower and reasonably believed by Lender to be so acting.

10.    Waivers. Borrower hereby waives presentment, demand, protest, and notice of dishonor hereof. Each party signing or endorsing this Note signs as maker and principal, and not as guarantor, surety, or accommodation party; and is estopped from asserting any defense based on any capacity other than maker or principal.

11.    Restatement. This Note restates and supersedes the Revolving Note made by Borrower dated February 11, 2013, in the principal amount of $35,000,000.

ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, TO EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

BLUE NILE, INC.

By	/s/ David Binder
David Binder, CFO

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EXHIBIT A
Form of Notice for Termed-Out Advance
TO:    U.S. Bank National Association (“Lender”)
Washington Commercial Banking
PD-WA-T11S
1420 Fifth Ave, 11th Floor
Seattle, WA 98101
Attention: Anna Burnatowski

On behalf of Blue Nile, Inc. (the “Borrower”), the following request is made pursuant to the Revolving Note dated February 21, 2014 (“Revolving Note”), made by Borrower to the order of Lender (all capitalized terms used in this notice and not otherwise defined shall have the meaning given in the Revolving Note, or in the “Agreement” as such term is defined in the Revolving Note):
1.    Borrower requests that $_____________ of the currently outstanding Advances be termed out for a period of ____ (any whole number up to 60) months as a “Termed-Out Advance,” as defined in the Revolving Note.
2.    The Termed-Out Advance shall begin on _____________, 20__ (which date must be a Business Day at least one Business Day after this notice is delivered to Lender), hereafter the “Term-Out Date.”
3.    Borrower requests that the Termed-Out Advance accrue interest at ☐ a floating rate equal to the Daily Reset LIBOR Rate plus 2.00% (for Termed-Out Advances with a term of up to 3 years) or the Daily Reset LIBOR Rate plus 2.25% (for Termed-Out Advances with a term of more than 3 years); or ☐ at a Fixed Rate as determined on the Term-Out Date.
4.    If a Fixed Rate is chosen in paragraph 3 above, Borrower: ☐ requests/ ☐ declines that a prepayment fee waiver apply to this Termed-Out Advance.
BLUE NILE, INC.

By:
Authorized Signer

REVOLVING NOTE-Exhibit A                                  aws/03-0037/bluenile